EXHIBIT 10.11


                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Agreement is made as of the 1st day of January, 1997, between KIDS STUFF, INC., an Ohio Corporation with its principal offices at 4450 Belden Village Street, N.W., Suite 406, Canton, Ohio 44718 (the "Company") and William
L. Miller residing at P.O. Box 500, 72 East Drive, Hartville, Ohio 44632 (the "Executive").

                                    AGREEMENT

         In consideration of the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

         1.       EMPLOYMENT.

                  a) POSITION. The Company hereby agrees to continue the employment of Executive, and Executive hereby accepts continued employment by the Company as Chairman of the Board and Chief Executive Officer of the Company.

                  b) PERFORMANCE. Except as set forth below, Executive agrees to devote his full time, energies and attention to the performance of his duties and functions hereunder, to exercise his best efforts, judgment, skills, and talents exclusively in the business and affairs of the Company and, in the performance thereof, to comply with the policies of and be subject to the direction of the Board of Directors of the Company. Notwithstanding the above, the Company recognizes and acknowledges that Executive will continue to serve as the Chief Executive Officer of Duncan Hill Co., Ltd. during the term of this Agreement. Additionally, Executive may serve as an employee or officer of other subsidiaries or affiliates of Duncan Hill Co., Ltd. Executive shall devote such time to Duncan Hill Co., Ltd., subsidiaries or affiliates of Duncan Hill Co., Ltd. as he deems appropriate. Executive shall be entitled to the compensation set forth below regardless of the percentage of working hours that Executive devotes to the affairs of the Company.

                  c) RESPONSIBILITIES. Executive shall be responsible for the duties assigned to him by the Board of Directors or by an executive officer of the Company with authority to assign duties and shall be subject and report to the Board of Directors and/or any such other executive officer. Executive is engaged to act as the Company's Chairman of the Board and Chief Executive Officer and shall perform all of the usual duties inherent in such positions as well as such other duties as may from time to time be delegated to him by the Board of Directors.



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         2.       COMPENSATION.

                  a) BASE SALARY. The Company agrees to pay Executive and Executive agrees to accept as compensation for all of his services, a base salary payable in accordance with the Company's standard payroll policy at the annual rate of $125,000. The Board of Directors or the Compensation Committee of the Board of Directors shall review the Executive's performance on an annual basis and shall determine, in its discretion, whether to increase the base salary.

                  b) BONUSES. Executive shall be eligible to receive, in addition to his base salary, an annual cash bonus under the Company's bonus program for key management personnel administered by the Board of Directors or the Compensation Committee of the Board of Directors under which a cash bonus will be payable based upon the Company's performance and Executive's personal performance, with a range of bonus from 0 to 50% of Executive's prior year's base salary.

                  c) OPTION GRANTS. The Company hereby grants options to purchase 100,000 shares of the Company's Common Stock (the Option). The Options are not exercisable on the date hereof. The Options shall vest and become exercisable with respect to options to purchase 25,000 shares of Common Stock on each of the first four anniversary dates of this Agreement. The Options will vest and become exercisable on such dates regardless of whether Executive is employed on such dates by the Company. The Options will expire and be nonexercisable ten years from the date hereof.

         The exercise price of the Option shall be $5.00 per share of Common Stock, subject to adjustment as set forth below. The exercise price for vested options may be decreased if (i) the Company meets certain performance goals, and
(ii) Executive timely elects to "lock-in" a lower exercise price with respect to his vested options.

         The exercise price for vested options may be reduced by $1.00 per share for each $500,000 of pretax net income of the Company for the prior fiscal year. The Company shall report to Executive, promptly upon audited financial statements for the prior fiscal year becoming available, the pretax net income of the Company for that year. Executive shall have thirty (30) days in which to decide, with respect to his vested options for which an alternative exercise price has not previously been locked-in, whether to adjust the exercise price of such vested options based upon the pretax income of the Company for the prior year. FOR EXAMPLE, if the Company has $1,100,000 of pretax net income for the year ended December 31, 1997, the Company shall report such net income to Executive in 1998. Executive will have to decide, within thirty (30) days of receipt of the financial information, whether to modify or "lock-in" an amended exercise price for the vested options (with the original grant date of January 1, 1997, options to purchase 25,000 shares of Common Stock would be vested at that time). The exercise price for such vested options could be lowered to $3.00 per share and locked-in with respect to the underlying shares (two $500,000 increments of pretax net profit (no additional adjustment for the $100,000 partial increment)).

         If Executive locks-in the new exercise price, that price will be the exercise price for those shares for the entire term of the option. However, Executive may determine not to so lock-in the

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exercise price. In that event, Executive may, in the subsequent year(s), elect to lock-in a new exercise price for ALL vested options with respect to which alternate exercise price has not previously been locked-in. In no event shall Executive be allowed to lock-in a new exercise price subsequent to any election that Executive can make to lock-in a new exercise price based on the Company's pretax net income for the year ending December 31, 2001.

         3. EXPENSES. The Company shall pay or reimburse Executive during his employment hereunder for all reasonable travel and other expenses incurred by Executive in the performance of his duties and obligations hereunder upon submission of appropriate supporting documentation. In addition, the Company shall pay or reimburse Executive during his employment for expenses incurred by Executive in personal financial and legal counseling (including income tax preparation and counseling, financial planning, financial counseling and financial management and legal services on personal matters) in amounts not to exceed in the aggregate $5,000 annually, and supplemental medical/dental expenses up to the maximum of $1,500 annually. To the extent reimbursement by the Company of any of Executive's expenses set forth in the preceding sentence results in taxable income to Executive, the Company shall pay Executive, in addition, an amount sufficient to gross-up such expenses so that Executive shall not bear any personal out-of-pocket expenses with respect thereto. The Company shall also, during the term hereof, provide Executive with a Company automobile for his exclusive use, of a make and model mutually agreed upon by Executive and the Company from time to time, at the Company's expense.

         4. BENEFIT PLANS. Executive shall be entitled to participate in all of the Company sponsored employee benefit plans.

         5. VACATION. Executive shall be entitled to at least one month of vacation during each twelve-month period of his employment hereunder.

         6. INDEMNIFICATION. The Company shall to the full extent permitted by law and not inconsistent with the provisions of the Certificate of Incorporation and By-laws of the Company indemnify Executive if Executive shall become, or shall be threatened with becoming, a party to any action, suit, or proceeding by reason of his acting as an officer, agent, or employee of the Company, and such indemnification shall not be deemed exclusive of any other rights to which Executive may be entitled as a matter of law or in accordance with any agreement, document, instrument, or under any policy of insurance carried by the Company and such indemnification shall survive termination of this Agreement.

         7.       CONFIDENTIAL INFORMATION.

                  a) Executive acknowledges that the information, observations and data regarding the Company and its subsidiaries obtained by him during the course of his employment, either before or after the effective date of the Agreement, are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account or for the benefit of any third party (other than the Company and its subsidiaries) any of such information,

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observations or data without the prior express written approval of the Board of
Directors of the Company. Notwithstanding the foregoing, Executive may disclose information, observations or data to the extent that (a) the same become generally known to and available for use by the public other than as a result of acts or omissions to act by Executive in violation of this paragraph 7 or (b) such disclosure is required by law or legal process. Executive agrees to deliver to the Company, at the termination of his employment, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Company and its subsidiaries, which he may then possess or have under his control, provided, however, that Executive may retain copies of his director files, initial public offering files and Company presentation files.

                  b) Except as may be otherwise provide in Paragraph 1, Executive shall not during the term of this Agreement engage in, or otherwise, whether or not such business or organization now is or shall then be competing with the Company, or invest in the securities (other than a portfolio investment, including without limitation investment in mutual funds, not exceeding 2% of outstanding securities of a firm listed on a national stock exchange or traded in the Nasdaq Stock Market) of any other business or organization if such business or organization now is or shall then be competing with the Company; provided, however, that Executive may serve on the board of directors or the board of trustees of other businesses or organizations with the approval of the Board of Directors of the Company.

                  c) For a period of one year subsequent to the later to occur of (i) the termination of Executives employment with Kids Stuff, or (ii) the termination of any consulting arrangement between Kids Stuff and Executive, Executive shall not compete directly or indirectly be associated with, or act as an independent contractor or consultant to, or be a director, officer, employee, owner, or partner of, any other business or organization that competes with the business of the Company as then conducted. Nothing contained herein will be deemed to require the Company to enter into a consulting agreement with the Executive upon termination of Executives employment with the Company.

         8.       TERM AND TERMINATION.

                  a) TERM. The term of this Agreement shall commence on January 1, 1997 and shall terminate on December 31, 2002 unless earlier terminated as provided in Section 8(b) below.

                  b)  TERMINATION.

                           (i)  This Agreement and Executive's employment
hereunder may be terminated by the Company at any time with Cause (as hereinafter defined) on 30 days prior written notice.

                           (ii) This Agreement and Executive's employment
hereunder may be terminated by Executive on 30 days prior written notice upon the occurrence of any one of the following events: (1) The failure of the Company to elect or reelect or to appoint or reappoint

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Executive to the office of Chief Executive Officer; (2) A material change by the
Company in Executive's functions, duties, or responsibilities which change would cause Executive's position with the Company to become of less dignity, responsibility or scope from the position and responsibilities described in
Section 1 hereof; (3) The liquidation or dissolution, or consolidation, merger or other business combination (including assumption of control by a shareholder or consortium of shareholders) of the Company, or transfer of all or substantially all of its assets, unless any such consolidation, merger or other business combination does not adversely affect Executive's position or the dignity or responsibilities of Executive, in Executive's judgment; and (4) Any material breach of this Agreement by the Company. PROVIDED, HOWEVER, that this
Section 8(b)(ii) shall not be effective unless Executive's beneficial ownership of the Company's outstanding voting capital stock (within the meaning of Section 13(d) of the Securities Exchange Act of 1934) is less than 50% of the Company's total outstanding voting capital stock.

                  c) EFFECT OF TERMINATION. Upon termination of this Agreement neither party shall have any further obligation to the other party, except as provided in Section 8(d) below and under the provisions of any outstanding stock options held by Executive at the time of termination, and except that the provisions of Sections 6 and 7(a) if applicable, shall survive termination of the Agreement.

                  d)       PAYMENTS TO EXECUTIVE ON TERMINATION.

                           (i)   In the event that this Agreement is terminated
by the Company without Cause or Executive terminates this Agreement pursuant to
Section 8(b)(ii), the Company shall pay in a lump sum on the date of termination severance compensation to Executive in the amount derived by multiplying the factor 2.99 by the sum of Executive's salary and bonus paid in the year prior to the year of termination.

                           (ii)  In the event this Agreement expires and
Executive is not rehired in the same position under the terms and conditions of a new executive employment agreement acceptable to Executive and the Company superseding this Agreement, the Company shall pay in a lump sum on the date of termination severance compensation to Executive in an amount equal to the sum of Executive's salary and bonus paid in the year ending December 31, 2002.

                           (iii) In the event Executive dies or becomes disabled
(as hereinafter defined) during the term hereof, the Company shall pay severance compensation to Executive, or his estate, as the case may be, in the amount derived by multiplying the factor 2.99 by the sum of Executive's salary and bonus paid in the year prior to the year in which the death or disability occurs, reduced to a lesser amount determined by multiplying said amount by a fraction, the numerator of which is the number of whole or partial months remaining from the date of death or disability, as the case may be, to December 31, 2002 and the denominator is 60; provided, however, that such severance compensation shall in no event be less than Executive's salary and bonus paid in the year prior to the year in which Executive dies or becomes disabled. Such severance compensation shall be paid in a lump sum as soon as practicable following the date of death or disability. The Company also agrees to maintain in force during the term of this Agreement policy on the life of Executive in face amount

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equal to two times base salary as of the date hereof, the proceeds of which will be paid to Executive's estate.

                           (iv) In addition to the severance payment provided in
subparagraphs (i), (ii) or (iii) above, Executive's participation in the Company-sponsored employee health benefit plan shall be continued at Company expense for a maximum period of eighteen months so long as Executive is alive and is not elsewhere earlier employed on a full time basis.

                  e)       DEFINITIONS.  For the purposes of this Agreement:

                           (i)   Cause shall mean acts of moral turpitude, and
the willful repeated or habitual neglect of Executive's obligations under this Agreement, the misuse of corporate funds, the failure to manage the business of the Company in accordance with normal business practices, or the material breach of this Agreement.

                           (ii)  Disabled shall mean the physical or mental
inability of Executive to perform his duties hereunder for a period of three consecutive months as determined by an independent physician chosen by the Company and approved by Executive.

                           (iii) Fair Market Value of the Company's stock on the
applicable date shall mean the mean of the highest and lowest quoted selling prices of such stock on the composite tape of the Nasdaq SmallCap Market (or such other national market or exchange on which the Company's common stock is then traded) on the applicable date, or if the Company's common stock was not traded on such exchange on such date, on the next preceding date on which the common stock was traded.

                  f) REPLACEMENT. Notwithstanding the above, the Board of Directors, with the consent of Executive, may hire a replacement to serve as the Chairman of the Board and Chief Executive Officer of the Company. Executive shall assist in the orderly transition of duties and responsibilities for such period as is mutually agreed upon by the Company and Executive. During such transition period, Executive shall be entitled to all benefits and compensation provided for herein. At the conclusion of the transition period, Executive's employment with the Company shall cease. Executive shall receive the severance compensation set forth in Section 8(d)(ii) upon termination of his employment and shall be entitled to received the health plan benefits set forth in Section 8(d)(iv) thereafter.

         9. CHANGE OF CONTROL; EXECUTIVE'S STOCK OPTIONS. In the event any person other than Executive, Duncan Hill Co., Ltd., Jeanne E. Miller or their affiliates, by any means of purchase or acquisition, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor provision thereto) of more than 50% of the outstanding shares of the Company's common stock, or commences a tender offer pursuant to Regulation 14-C promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor provision thereto, which, if successful,

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would result in such person becoming the beneficial owner of more than 50% of such shares, then all of Executive's options to purchase common stock of the Company outstanding at the time of the event and which were granted six months or more prior to the event shall immediately become exercisable in full and upon the written election of Executive, given to the Company within 180 days of the event, the Company shall repurchase for cash all or any part of the options as specified in the written election, at a price per share equal to the difference between the Fair Market Value of the Company's stock on the date of the event and the option exercise price per share.

         In the event of the execution of an agreement of reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not to be the surviving corporation or the execution of an agreement of sale or transfer of all or substantially all of the assets of the Company, then all of Executive's options to purchase common stock of the Company outstanding at the time of the event and which were granted six months or more prior to the event shall immediately become exercisable in full and upon the written election of Executive given to the Company within 180 days of the event, the Company shall repurchase for cash all or any part of the options as specified in the written election, at a price per share equal to the difference between the Fair Market Value of the Company's stock on the execution date and the option exercise price per share.

         10.      MISCELLANEOUS.

                  a) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

                  b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Executive, and the successors and assigns of the Company, except that Executive may not assign this Agreement or any of Executive's duties or services hereunder.

                  c) NO WAIVERS. The failure of either party to insist upon the strict performance of any of the terms, conditions, and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions, and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

                  d) MODIFICATION. This Agreement may not be changed, amended, or modified except by a writing signed by both parties.

                  e) NOTICES. Any notice, request, demand, waiver, consent, approval, or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth herein

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or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

                  f) GOVERNING LAW. This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed solely within such state.

                  g) HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of the day and year first above written.

                                              KIDS STUFF, INC.


                                            By: /s/ JEANNE E. MILLER
                                               ------------------------------
                                            Title: Executive Vice President
                                                  ---------------------------


                                            EXECUTIVE:


                                            By: /s/ WILLIAM L. MILLER
                                               ------------------------------
                                            Print Name: WILLIAM L. MILLER
                                                       ----------------------


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